EXHIBIT 10.4

June 26, 2018

Mr. Douglas S. Ingram

Re:	Amendments to Employment Agreement and CIC Severance Agreement

Dear Doug:

This letter agreement (“Letter Agreement”) amends, effective on the date above, certain terms of the Change in Control and Severance Agreement (the “CIC Severance Agreement”) dated June 26, 2017 between you and Sarepta Therapeutics, Inc. (the “Company”) and the Employment Agreement (the “Employment Agreement”) dated June 26, 2017 between you and the Company.  Capitalized terms not otherwise defined in this Letter Agreement have the meanings set forth in the CIC Severance Agreement.  Except as provided herein, the CIC Severance Agreement and Employment Agreement will continue in accordance with their terms.

1.Change in Control Vesting.  Notwithstanding anything to the contrary, the “Pro Rata Equity Vesting Percentage” for purposes of determining the portion of your outstanding Performance Option Award that will vest on a Covered Termination during a Change in Control Period pursuant to Section 3(c)(ii) of the CIC Severance Agreement will equal 100%.  Accordingly, the portion of your Performance Option Award that will vest on such Covered Termination will not be prorated for the period in which you performed services for the Company prior to the Covered Termination.

2.Non-Competition.  The noncompetition covenant set forth in Section 10(b) of the Employment Agreement will change as follows:

(a)The noncompetition covenant will extend until the later of (x) eighteen (18) months following the termination of your employment with the Company and (y) June 26, 2023.

(b)In the second sentence of Section 10(b) of the Employment Agreement, the language “and Limb-girdle muscular dystrophies” will be added after “Duchenne Muscular Dystrophy”.

(c)In the second sentence of Section 10(b) of the Employment Agreement, an activity will be considered “engaged” in only if it is “actively and significantly engaged” in and an activity will be considered “planned” only if it has been “specifically planned”.

(d)For the avoidance of doubt, the foregoing changes will not apply to Section 10(c) of the Employment Agreement.

3.Miscellaneous.

(a)Entire Understanding.  This Letter Agreement sets forth the entire agreement between you and the Company regarding the amendment of the CIC Severance Agreement and the Employment Agreement and supersedes any other discussions or agreements between you and the Company regarding the matters addressed herein.

(b)Dispute Resolution; Governing Law. Any dispute or controversy arising under or in connection with this Letter Agreement will be settled in accordance with Section 10 (Dispute Resolution) of the CIC Severance Agreement.  The validity, interpretation, construction and performance of this Letter Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to the choice of law principles thereof.

(c)Severability; Counterparts.  The invalidity or unenforceability of any provision of this Letter Agreement will not affect the validity or enforceability of any other provision.  If any provision of this Letter Agreement is held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Letter Agreement, will remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.  This Letter Agreement may be executed in several counterparts (including, without limitation, by facsimile, PDF or electronic transmission), each of which will be deemed an original, and such counterparts will constitute one and the same instrument.

(d)This Letter Agreement also constitutes an amendment of your Performance Stock Option Award Agreement under the Company’s 2014 Employment Commencement Incentive Plan.

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To indicate your agreement with the foregoing, please sign and return this Letter Agreement to me.  This Letter Agreement will become effective as of the date on which you sign below.

Very truly yours,

SAREPTA THERAPEUTICS, INC.

	By:	/s/ David Tyronne Howton, Jr.
Name: David Tyronne Howton, Jr.
Title: Senior Vice President, General Counsel and Corporate Secretary

Accepted and Agreed:

/s/ Douglas S. Ingram
Name: Douglas S. Ingram
Date: June 26, 2018

[Signature Page to Letter Agreement]